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                                                                      EXHIBIT 23

               Consent of Independent Certified Public Accountants

We have issued our report dated August 16, 2001, (September 28, 2001 as to Note
F) accompanying the consolidated financial statements included in the Annual Report of Peerless Mfg. Co. on Form 10-K for the year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Peerless Mfg. Co. on Form S-8 (File No. 333-17229 effective November 11, 1999).

                                             /s/ Grant Thornton LLP



Dallas, Texas
September 28, 2001